Exhibit 99.1

CH4 Natural Solutions Corporation Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing June 22, 2026

NEW YORK—June 22, 2026—CH4 Natural Solutions Corporation (NYSE: MTNE.U) (the “Company”) announced that, commencing June 22, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the symbols “MTNE” and “MTNE.WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “MTNE.U.”

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CH4 Natural Solutions Corporation

CH4 Natural Solutions Corporation was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The Company intends to focus its search for a target business with a significant real-asset footprint that may provide opportunities for attractive risk-adjusted returns and benefit from accelerated methane mitigation initiatives at scale. The Company is sponsored by CH4 Natural Solutions Acquisition Sponsor LLC, which is an affiliate of Riverstone Earth LLC (“Riverstone Earth”). Riverstone Earth is an outgrowth of Riverstone Holdings LLC, carrying on its 25-year track record in energy, infrastructure, and real-asset investing. Riverstone Earth applies a disciplined approach to nature-based systems, focusing on scalable businesses in agriculture, land management, and related energy and industrial supply chains that support efficiency, resilience, and long-term value creation.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Arthuros Mangriotis, Chief Financial Officer, Chief Accounting Officer and Secretary

Email: info@mtne.co

Phone: 212-993-0076